UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Investors Bank and Trust Company 200 Clarendon Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares S&P Europe 350 Index Fund	New York Stock Exchange	94-3351288

iShares S&P MidCap 400/BARRA Value Index Fund	New York Stock Exchange	94-3351282

iShares S&P MidCap 400/BARRA Growth Index Fund	New York Stock Exchange	94-3351281

iShares S&P 500/BARRA Value Index Fund	New York Stock Exchange	94-3351278

iShares S&P 500/BARRA Growth Index Fund	New York Stock Exchange	94-3351277

iShares S&P MidCap 400 Index Fund	New York Stock Exchange	94-3351279

iShares S&P 500 Index Fund	New York Stock Exchange	94-3351276

iShares S&P SmallCap 600/BARRA Value Index Fund	New York Stock Exchange	94-3351287

iShares S&P SmallCap 600/BARRA Growth Index Fund	New York Stock Exchange	94-3351286

iShares S&P SmallCap 600 Index Fund	New York Stock Exchange	94-3351285

iShares S&P 1500 Index Fund	New York Stock Exchange	59-3775979

iShares Dow Jones U.S. Utilities Sector Index Fund	New York Stock Exchange	94-3351317

iShares Dow Jones U.S. Total Market Index Fund	New York Stock Exchange	94-3351291

iShares Dow Jones U.S. Real Estate Index Fund	New York Stock Exchange	94-3351312

iShares Dow Jones U.S. Industrial Sector Index Fund	New York Stock Exchange	94-3351307

iShares Dow Jones U.S. Healthcare Sector Index Fund	New York Stock Exchange	94-3351306

iShares Dow Jones U.S. Financial Services Index Fund	New York Stock Exchange	94-3351305

iShares Dow Jones U.S. Energy Sector Index Fund	New York Stock Exchange	94-3351296

iShares Dow Jones U.S. Telecommunications Sector Index Fund	New York Stock Exchange	94-3351316

iShares Dow Jones U.S. Financial Sector Index Fund	New York Stock Exchange	94-3351300

iShares Dow Jones U.S. Technology Sector Index Fund	New York Stock Exchange	94-3351314

iShares Dow Jones U.S. Consumer Goods Sector Index Fund (formerly, iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund)	New York Stock Exchange	94-3351295

iShares Dow Jones U.S. Consumer Services Sector Index Fund (formerly, iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund)	New York Stock Exchange	94-3351294

iShares Dow Jones U.S. Basic Materials Sector Index Fund	New York Stock Exchange	94-3351292

iShares Dow Jones Transportation Average Index Fund	New York Stock Exchange	43-2027548

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 39 and Post-Effective Amendment No. 40 to the Registrant’s registration statement on Form N-1A, which were filed with the Securities and Exchange Commission on July 28, 2005 and August 24, 2005 (File Nos. 333-92935; 811-09729), respectively, and are incorporated herein by reference.

Item 2. Exhibits

1.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 2 to the registration statement on Form N-1A dated May 12, 2000 (File Nos. 333-92935; 811-09729).

2.	Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 38 to the registration statement on Form N-1A dated June 29, 2005 (File Nos. 333-92935; 811-09729).

3.	Form of Global Certificate for the Registrant’s Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant’s registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES TRUST

Date: November 22, 2005	By:	/s/ Peter W. Kronberg
Peter W. Kronberg Assistant Secretary